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                               ORDINANCE NO. 642

An Ordinance Granting a Franchise to Cable TV Fund 14-A, Ltd., Its Successors and Assigns, to Operate and Maintain a Community Antenna Cable Television System in the City; Setting Forth Conditions Accompanying the Grant of the Franchise Renewal; Providing for City Regulation and Use of the Cable Television System.

         WHEREAS, the City Council of the City of Farmer City, County of DeWitt, State of Illinois (the "City") is authorized and empowered to award a cable television franchise to Cable TV Fund 14-A, Ltd., its successors and assigns (the "Company");

         WHEREAS, the City after careful consideration, analysis and deliberation has determined the technical ability, financial condition, legal qualifications and past performance of the Company sufficient; and

         WHEREAS, the City has also considered and analyzed the plans of the Company for the future operation of the cable television system within the City and found it to be adequate and feasible in view of the needs and requirements of the City and its residents.

         BE IT RESOLVED BY THE CITY COUNCIL OF THE CITY OF FARMER CITY, COUNTY OF DeWITT, STATE OF ILLINOIS:

SECTION 1. Definitions. For the purposes of this Ordinance, the following terms, phrases, words and their derivation shall have the meaning given herein. When not inconsistent with the context, words used in the present tense include the future, words in the plural number include the singular number, and words in
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the singular number include the plural number. The word "shall" is always mandatory and directory.

         a. "City" is the City of Farmer City.

         b. "Cable Television System", hereinafter referred to also as "Cable System" or "System" means a system of coaxial cables, fiber, or other electrical conductors and transmission equipment used or to be used primarily to receive television, radio signals, directly or indirectly off-the-air and transmit them and other telecommunication services to subscribers for various fees.

         c. "Company" shall be Cable TV Fund 14-A, Ltd., or anyone who succeeds it in accordance with the provisions of this Ordinance.

         d. "Person" is any individual, firm, partnership, association, corporation, company or organization of any kind.

         e. "Annual Gross Subscriber Receipts" shall mean all receipts collected within the City by the Company for Limited Basic or other expanded levels of Basic Service; provided, however, that this term shall not include any taxes or services furnished by the Company herein imposed directly upon any subscriber or user by federal, state, City or other governmental unit and collected by the Company on behalf of said governmental unit.

SECTION 2. Grant of Non-Exclusive Franchise

         a. The City hereby grants to the Company a non-exclusive franchise for a period of ten (10) years from the effective date hereof, unless sooner terminated pursuant to the provisions of this Ordinance, to install, operate, above, over and under the streets, alleys, easements (including utility easements), public ways and public places as now laid out or dedicated, and all

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extensions thereof, and additions thereto, a system of wires, cable, underground conduits, ducts, trenches, conductors, amplifying equipment, manholes, fittings and any and all other fixtures, appliances and appurtenances necessary for the installation, ownership, maintenance and operation in the City of a cable television system for the purpose of distribution of cable television and related service to inhabitants within the limits of the City. The rights are granted herein by the City after due consideration and approval by the City of the legal character, financial, technical, and other qualifications of the Company.

         b. The Company shall carry no less than thirty-six (36) channels on the System. The Company shall provide a diversity of programming including news, sports, children's programming and entertainment.

SECTION 3. Compliance with Applicable Laws and Ordinances. The Company at all times during the period of this Ordinance and any renewal thereof shall be subject to all lawful exercise of the police power by the City as the City shall provide pursuant to Section 16 of this Ordinance. The Company and City shall comply with, and this Ordinance shall remain consistent with, all applicable laws, statutes, codes, ordinances, rules or regulations, including those of the Cable Communications Policy Act of 1984 and the Cable Television Consumer Protection and Competition Act of 1992 as they may be amended from time to time.

SECTION 4. Effective Date and Period. Upon final passage and publication hereof as provided by law, and upon acceptance by the Company, this Ordinance

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shall take effect and shall then continue in full force and effect for a period of ten (10) years upon the terms and conditions set forth herein.

SECTION 5. Applicable Law. This Ordinance shall apply to the present territorial limits of the City and to any area henceforth added thereto during the period of this franchise. The Company shall build in areas of the City it deems financially feasible. A project shall be deemed financially feasible if the construction passes at least thirty (30) residential homes per strand mile. The City may require the Company to provide justification as to financial feasibility if it refuses to extend service to a particular area. Nothing herein contained is intended to preclude the Company from extending its cables and equipment to other portions of the City or outside the City for the purpose of serving other areas, provided the Company is legally authorized to service the other areas.

SECTION 6. Liability and Indemnification

         a. The Company shall pay all damages and penalties which the City, its officers, Councils, commissions, agents and employees may legally be required to pay as a result of the installation, operation and maintenance of the cable system authorized herein and which result from the negligence, gross negligence or intentional acts of the Company, its agents or employees.

         b. The Company shall pay all expenses incurred by the City, its officers, Councils, commission, agents, and employees in defending itself with regard to all damages and penalties mentioned in subsection "a" above. These expenses shall include all out-of-pocket expenses, such as attorney fees. The Company shall be liable for payment of damages and penalties mentioned in "a"

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above and/or expenses in this Section only if Company has been adequately notified of pending actions and has been allowed, at its own expense, to hire its own counsel and to direct the prosecution or defense of the action at Company's discretion.

         c. The Company shall maintain throughout the period of this Ordinance liability insurance insuring the City, its officers, Councils, commissions, agents, and employees and the Company in the minimum amounts of:

         (1) One Million ($1,000,000 00) Dollars for personal injury or death resulting from any one occurrence; and

         (2) Five Hundred Thousand ($500,000.00) Dollars for property damage resulting from any one occurrence.

         The insurance policies mentioned above shall contain an endorsement stating that the policies are extended to cover the liability assumed by the Company under the terms of this Ordinance and shall contain the following endorsement:

                 "It is hereby understood and agreed that this policy may not be cancelled nor the amount of coverage thereof reduced without Council approval."

Said insurance coverage will remain in effect throughout the term of the franchise. The Company shall provide to the City Clerk written evidence of payment of required premiums upon each renewal, which shall be filed and maintained with the City Clerk during the term of any franchise granted hereunder or any renewal hereof.

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SECTION 7. Service Standards and Requirements

         a. The Company shall provide and maintain its services in accordance with the standards of the industry, so as to provide its subscribers with a high level of quality and reliability.

         b. Whenever it shall be necessary to shut off or interrupt service for the purpose of making repairs, adjustments or installations, the Company shall do so at such times as will cause the least amount of inconvenience to its subscribers if reasonably practical.

         c. In the event of any interruption of service whether planned or unforeseen, the Company shall proceed with due diligence and restore service as quickly as possible under the circumstances.

         d. The Company shall be responsible for adopting procedures for the investigation and resolution of complaints related to the operation of the Company's cable television system, and will provide such procedures as adopted to the City Clerk.

         e. The System will be designed, engineered and maintained by the Company so as not to interfere with the television reception of residents of the City who do not subscribe to its service. Neither the City nor the Company shall require the removal, or offer to remove, or provide an inducement for removal, of any potential existing subscriber's antenna as a condition of provision of services.

SECTION 8. Additional Services. Company will provide one (1) free connection to all public schools and City buildings as long as the cable system

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passes within reasonable distance of the building. Additional connections at such locations may be provided on a "cost-plus" basis.

SECTION 9. Safety Requirements

         a. The Company shall at all times employ reasonable care in conducting its operations and shall install and use generally accepted methods and devices for preventing failure and accidents which are likely to cause damage, injuries, or nuisances to the public.

         b. The Company shall install and maintain its wires, cable, fixtures, and other equipment in accordance with the applicable requirements of the National Electrical Safety Code and local ordinances.

         c. The Company shall maintain at all times its structures, lines, equipment, and connections in, over, under or upon the streets, sidewalks, alleys, and public ways or places of the City, wherever situated or located, in a safe, suitable, substantial condition, and in good order and repair.

SECTION 10. New Developments. It shall be the policy of the City to amend this Ordinance, in the best interest of its citizens upon application of the Company, to take advantage of any developments in the field of transmission of television signals and related service which will afford the Company an opportunity to more effectively, efficiently, or economically to serve its customers.

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SECTION 11. Conditions on Street Occupancy

         a. All transmission and distribution structures, lines and equipment erected by the Company within the City shall be located so as not to cause interference with the proper use of streets, alleys, and other public ways and places, and to cause interference with the rights and reasonable convenience of property owners whose land may adjoin any of the said streets, alleys, or other public ways and places.

         In case disturbances of any street, sidewalk, alley, public way, or paved area are caused by the Company's construction or operations, the Company shall, at its own cost and expense and in a manner approved by the City's appropriate authority, replace and restore such street, sidewalk, alleys, public way, or paved area to a condition as good as its condition before the work causing such disturbance was performed.

         b. The Company shall have the right, under the supervision of the City's appropriate authority, to trim trees upon overhanging streets, alleys, sidewalks, and public ways and places of the City so as to prevent the branches of such trees from coming in contact with the wires and cable of the Company or otherwise interfering with the operations of the Company.

         c. The Company shall, at the request of any person holding a building moving permit issued by the City or County, temporarily raise or lower its wires to permit the moving of the building. The expense of such temporary removal, raising or lowering of wires, shall be paid by the person requesting the same, and the Company shall have the authority to require such payment in advance. The Company shall be given not less than seventy-two (72) hours advance notice to arrange for such temporary wire change.

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SECTION 12. Joint Use of Public Utilities Facilities. The franchise granted hereunder shall not relieve the Company of any obligation involved in obtaining pole or conduit use agreements from the gas, electric and telephone companies, or others maintaining poles or conduits in the streets or roads of the City, whenever the Company finds it necessary to make use of said poles or conduits. In areas where either telephone or electric utility facilities are above ground at the time of installation, the Company may install its service above ground provided that at such time as those facilities are required to be placed underground by the City or are placed underground, the Company shall likewise place its services underground. The distribution system shall be placed underground by the Company in such areas of the City where both telephone and electric power utilities are underground.

SECTION 13. Removal of Facilities Upon Request. Upon termination of service to any subscriber, the Company shall promptly remove all its facilities and equipment from the premises of such subscriber upon his or her request.

SECTION 14. Transfer or Assignment. This franchise may not be assigned by the Company without the prior written consent of the City which consent shall not be unreasonably withheld; provided, however, that no consent shall be necessary
(i) for the assignment of the franchise by the Company to any affiliate of the Company, including any limited partnership or partnerships of which the Company or any affiliate of the Company is a general partner, or any joint venture or general partnership or partnerships of which the Company, any affiliate of the Company, or any such limited partnership or partnerships is a

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constituent partner (hereinafter the "Jones Entities") or (ii) for the granting from time to time by the Company or the Jones Entities which may hold the franchise of a security interest in all of its rights, powers and privileges under the franchise and all of its other assets to such lending institution or institutions as may be designated by the Company or the Jones Entities which assignment shall be contingent upon the Company providing notice of the Company's intention to assign and specific plans for the Company's future operation of the system.

SECTION 15. Rights in Ordinance

         a. The right is hereby reserved to the City to adopt, in addition to the provisions contained herein and in existing applicable agreement, such additional regulations as it shall find necessary in the lawful exercise of its police power; provided that such regulations, by ordinance or otherwise shall be reasonable and not in conflict with the rights herein granted.

         b. The City shall have the right to supervise all construction or installation work performed subject to the provisions of the Ordinance and make such inspections as it shall find necessary to insure compliance with the terms of this Ordinance and other pertinent provisions of law.

SECTION 16. Revocation. The City may revoke any franchise granted hereunder and rescind all rights and privileges associated therewith upon the occurrence of one of the following events:

         a. Failure of the Company to pay all fees due the City, provided that said fees are not subject to a pending lawsuit;

         b. A material breach of the terms and conditions of this Ordinance; or

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          c. Bankruptcy, insolvency, or assignment for the benefit of creditors by Company.

         Company shall be notified in writing fully explaining the details of any such deficiency and Company will be allowed no less than sixty (60) days to correct any such deficiency. If during the 60 day period, the cause shall be cured, the notice and right to terminate shall be null and void. The Company shall be given an opportunity to be heard before the Council regarding termination, and the Company shall be afforded all due process rights regarding termination. In the event of termination, the Council shall provide a written summary of its reasons for termination. A public hearing to consider revocation with a 20 day notice given to Company shall be held prior to termination. Company must be given the opportunity to be heard at such public hearing.

         Notwithstanding anything to the contrary herein, the Company shall not be liable for any breach, in the event the Company is delayed in or prevented from performing any obligation required of it by this Ordinance due to war, riot, act of public enemy, insurrection, strike, lockout, labor or material shortage, act of God, fire, flood, storm or other casualty, breakdown of or damage to plant, equipment or facilities, interruption of transportation, orders or acts of civil or military authorities, or outside the Company's control.

SECTION 17. System Security-Tampering with Cable Television Equipment

         a. Unauthorized Connections Prohibited. It shall be unlawful for any firm, person, group, company, corporation, or governmental body or agency, without the expressed consent of the Company, to make or possess any connection, extension, or division, whether physically, acoustically, inductively,

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electronically or otherwise, with or to any segment of the franchised community antenna television and audio communications system for any purpose whatsoever.

         b. Removal or Destruction Prohibited. It shall be unlawful for any firm, person, group, company, corporation or governmental body or agency to willfully interfere, tamper, remove, obstruct, or damage any part, segment or content of the franchised community antenna television and audio communication system for any purpose whatsoever.

         c. Penalty. Any firm, person, group, company, corporation or governmental body or agency convicted of a violation of this Section shall, for each offense, forfeit a sum of not less than $1.00 nor more than $999.00, together with costs of such prosecution.

         d. The Company shall have the right at all times to take such legal action as it deems necessary to preserve the security of its cable television system and to assure only authorized use thereof by its subscribers or other persons. Any person who willfully or maliciously damages, or causes to be damaged, any wire, cable, apparatus or equipment of the Company with intent to obtain a signal or impulse therefrom without authorization of the Company, shall be liable to the Company in the amount of $500.00 per occurrence or actual damage to the equipment, whichever is greater.

         e. The City Council bears no responsibility for monitoring or enforcing any of the above stated causes of action.

SECTION 18. Renewal. This franchise will be subject to renewal to the Company for an additional five (5) year term subject to the provisions of the

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Federal Cable Communications Policy Act of 1984, Pub. L. 98-549, 47 U.S.C. 521
et seq. (1984).

SECTION 19. City's Right to Inspect Records. The City Council reserves the right to reasonable inspection of the books, records, maps, plans and other like material of the Company at the Company's local office during normal business hours. The records required to be made available for an inspection by the City Council are not an inclusive list of all such relevant records, and such list does not relieve the Company from the obligation of furnishing or making available to the City Council for inspection any other records that would be relevant to the franchise granted.

SECTION 21. Severability. If any section, subsection, sentence, clause, or phrase or portion of this Ordinance is for any reason held invalid or unconstitutional by any court of competent jurisdiction, such portion shall be deemed a separate, distinct and independent provision, and such holding shall not affect the validity of the remaining portions hereof.

SECTION 22. Franchise Acceptance. The Company shall, within thirty (30) days after passage of this Ordinance, file with the City its written acceptance thereof. This Ordinance shall be in full force and effect from passage by the City and the acceptance by the Company.

SECTION 23. Franchise Fee. The Company shall pay to the City a Franchise Fee of five percent (5%) of the Company's Annual Gross Subscriber Receipts.

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No other fee, charge or consideration shall be imposed. Sales tax or other taxes, if any, levied directly on a per-subscription basis and collected by the Company shall be deducted from the above bases before computation of the Franchise Fee due the City hereunder is made. Payments of the Franchise Fee shall be made on a quarterly basis.

This Ordinance is hereby passed and adopted by the City Council of the City of Farmer City this 21st day of November, 1994.

YEAS: 6                                  BY:/s/ MAURICE MILLER
                                            MAURICE MILLER, MAYOR
NAYS: 0

ABSENT: 0                                ATTEST: /s/ KHRISTINA L. KIRK
                                                 CITY CLERK

ACCEPTANCE OF THE FRANCHISE:

CABLE TV FUND 14-A, LTD.,
a Colorado limited partnership

         By:     Jones Intercable, Inc.,   (SEAL}
                 a Colorado corporation
                 as general partner

                 By: /s/ RUTH E. WARREN
                     Ruth E. Warren
                     Group Vice President/Operations

Date: December 15, 1994

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